UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2022

 RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Canada	001-36786	98-1202754
Ontario	001-36787	98-1206431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

130 King Street West, Suite 300		M5X 1E1
Toronto,	Ontario
(Address of Principal Executive Offices)		(Zip Code)

(905) 339-6011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, without par value	QSR	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Class B exchangeable limited partnership units	QSP	Toronto Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 31, 2022, Restaurant Brands International Inc. (“RBI”), was notified by each of Neil Golden and John Prato that each had decided to resign from the Board of Directors (the “Board”) of RBI effective December 31, 2022. These resignations were not the result of any disagreement with RBI on any matter relating to its operations, policies or practices.

(d) Effective January 2, 2023, the Board, on recommendation of the Nominating and Corporate Governance Committee (the “NCG Committee”), appointed J. Patrick Doyle and Cristina Farjallat to the Board to fill the vacancies created by the resignations of Messrs. Golden and Prato, and appointed Mr. Doyle as Executive Chair of the Board.

Mr. Doyle has served as Executive Chairman, an officer position, of RBI since November 2022 and his agreement with RBI contemplated that he would join the Board in January 2023. Other than the arms’-length purchase of shares entered into prior to his engagement as previously disclosed, Mr. Doyle does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Mr. Doyle will not receive any additional compensation based on his appointment to the Board.

Prior to joining RBI, Mr. Doyle served as an executive partner focused on the consumer sector of the Carlyle Group, a global diversified investment firm from September 2019 through November 2022. Prior to that he served as the chief executive officer of Domino’s Pizza, from March 2010 to June 2018, having served as president from 2007 to 2010, as executive vice president of Domino’s Team USA from 2004 to 2007 and as executive vice president of Domino’s Pizza International from 1999 to 2004. Mr. Doyle has served on the board of directors of Best Buy Co., Inc. since November 2014 and has been the Chairman of Best Buy’s board since May 2020. Mr. Doyle earned his M.B.A. from The University of Chicago Booth School of Business, and his B.A. from The University of Michigan. Mr. Doyle is 59 years old and resides in Florida, United States.

Ms. Farjallat has served as regional sales director, mid-market Latin America for Facebook Brasil since March 2020. Prior to joining Facebook, Ms. Farjallat served as senior director of marketplace/chief marketing officer for Mercado Livre do Brasil, a marketplace and fintech company, from March 2017 through February 2020. She served as founder and chief executive officer of Tiena Indústria s Comércio de Cosméticos Ltda, a cosmetics company, from January 2016 to October 2016. Ms. Farjallat serves on the board of advisors of Americanas, a publicly-traded retail, online commerce and fintech company, since June 2021 and serves on its digital committee. Ms. Farjallat earned her MBA from Harvard Business School and her bachelor’s degree from Universidade de São Paolo. Ms. Farjallat is 51 years old and resides São Paolo, Brazil.

The Board has determined that Ms. Farjallat qualifies as independent under the applicable listing standards of the New York Stock Exchange and Toronto Stock Exchange and applicable Canadian securities laws. There are no arrangements or understandings between Ms. Farjallat and any other persons with respect to her appointment as a director. Ms. Farjallat does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Ms. Farjallat will participate in the non-management director compensation arrangements described under the heading “Director Compensation” in the Company’s 2022 Proxy Statement filed on April 29, 2022. RBI also intends to enter into an indemnification agreement with Ms. Farjallat, the form of which was previously filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Item 9.01     Financial Statements and Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

Date: January 3, 2023	/s/ Jill Granat
	Name:	Jill Granat
	Title:	General Counsel and Corporate Secretary